UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-537-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

Since May 12, 2020, FaceBank Group, Inc., a Florida corporation (the “Company” or “FaceBank”) has entered into Purchase Agreements (the “Purchase Agreements”) with certain investors (the “Investors”), pursuant to which the Company sold an aggregate of 1,903,181 shares (the “Purchased Shares”) of the Company’s common stock at a purchase price of $7.00 per share (the “Purchase Price”), for an aggregate of $13,322,267.00. In connection with the Purchase Agreements, the Company issued warrants to purchase the Company’s common stock, each with an exercise price equal to the Purchase Price (the “Warrants”), to the Investors to purchase, in the aggregate, 1,903,181 shares of the Company’s common stock. There were no underwriting discounts or commissions.

The sale and issuance of the Purchased Shares and the Warrants were made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The Company sold the Purchased Shares to “accredited investors” as defined in Rule 501(a) of the Securities Act and did not engage in a general solicitation or advertising with respect to the issuance and sale of the Purchased Shares.

In total, between May 11, 2020 and June 1, 2020, the Company has sold 2,961,616 shares of its common stock for an aggregate purchase price of $20,731,312.00 and has issued warrants to purchase 2,961,616 shares of its common stock. The shares and warrants sold on May 11, 2020 were previously disclosed in the Company’s current report on Form 8-K dated May 11, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2020, the Board of Directors (the “Board”) of the Company appointed Mr. Simone Nardi to serve as the Chief Financial Officer of the Company, commencing May 31, 2020.

Mr. Nardi, age 45, joined the Company as its Interim Chief Financial Officer in March 2020. Before joining the Company, Mr. Nardi served as SVP, Chief Financial Officer of Scripps Networks International, the global development arm of Scrips Networks Interactive, Inc., from November 2013 through September 2018. Before joining Scripps Networks Interactive, from 2005 through 2013 Mr. Nardi served in various financial management roles at NBC Universal, including as SVP and Chief Financial Officer of NBC Universal Networks International, the company’s international networks business; as Chief Financial Officer of NBC Universal’s business development division, and as Interim Chief Financial Officer at Hulu during the set-up phase. Mr. Nardi previously served on the board of directors of Scripps’ joint venture with Corus Entertainment, one of the largest media groups in Canada, from 2016 to 2018; he served on the supervisory board of TVN Group, a leading media and entertainment group in Poland that was acquired by Scripps Networks Interactive in 2015; and he served as a director of UKTV, a joint venture between Scripps Networks Interactive and BBC Studios, from 2014 to 2018. Mr. Nardi received a bachelor’s degree in Economics and Business Administration from Università Bocconi.

There is no arrangement or understanding between Mr. Nardi and any other person, other than as described below, pursuant to which Mr. Nardi was selected as an officer of the Company. There are no family relationships between Mr. Nardi and any director or executive officer of the Company, and, other than as described herein, no transactions involving Mr. Nardi that would require disclosure under Item 404(a) of Regulation S-K.

FaceBank and Mr. Nardi entered into the Company’s standard form of Indemnification Agreement (the “Indemnification Agreement”).

The foregoing description of the form of Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Indemnification Agreement, attached hereto as Exhibit 10.1 and which is incorporated herein by reference. The form of Indemnification Agreement was previously filed as Exhibit 10.2 to FaceBank’s current report on Form 8-K filed April 7, 2020.

The press release announcing Mr. Nardi’s appointment as Chief Financial Officer is furnished as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and between FaceBank Group, Inc. and its directors and officers (previously filed as Exhibit 10.2 to FaceBank’s current report on Form 8-K filed April 7, 2020).
99.1	Press Release of FaceBank Group, Inc., dated June 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: June 4, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer